JACK HENRY & ASSOCIATES, INC.
                        663 HIGHWAY 60, P.O. BOX 807
                            MONETT, MISSOURI 65708


                NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS


TO THE STOCKHOLDERS OF JACK HENRY & ASSOCIATES, INC.:

PLEASE TAKE NOTICE that the 2000 Annual Meeting of Stockholders of Jack Henry & Associates, Inc., a Delaware corporation, will be held at the Monett City Park Casino, Monett, Missouri, on Tuesday, October 31, 2000, 11:00 a.m., local time, for the following purposes:

        (1) To elect seven (7) directors to serve until the 2001 Annual Meeting of Stockholders;

        (2) To amend the Certificate of Incorporation to increase authorized shares;

        (3) To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

The close of business on September 29, 2000, has been fixed as the record date for the Annual Meeting. Only stockholders of record as of that date will be entitled to notice of and to vote at said meeting and any adjournment or postponement thereof.

The accompanying form of Proxy is solicited by the Board of Directors of the Company. Reference is made in the attached Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE AND SIGN THE ENCLOSED PROXY. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                         By Order of the Board of Directors


                         Janet E. Gray
                         Secretary

Monett, Missouri
September 25, 2000


                        JACK HENRY & ASSOCIATES, INC.
                         663 Highway 60 P.O. Box 807
                            Monett, Missouri 65708

                               PROXY STATEMENT
                 FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD TUESDAY, OCTOBER 31, 2000

This Proxy Statement and the enclosed proxy card (the Proxy) are furnished to the stockholders of Jack Henry & Associates, Inc., a Delaware corporation (the Company), in connection with the solicitation of Proxies by the Company's Board of Directors for use at the 2000 Annual Meeting of Stockholders, and any adjournment or postponement thereof (the Annual Meeting), to be held at the Monett City Park Casino, Monett, Missouri, at 11:00 a.m., local time, on Tuesday, October 31, 2000. The mailing of this Proxy Statement, the Proxy, the Notice of Annual Meeting and the accompanying 2000 Annual Report to Stockholders is expected to commence on or about October 3, 2000.

The Board of Directors does not intend to bring any matters before the Annual Meeting except those indicated in the Notice and does not know of any matter which anyone else proposes to present for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the accompanying form of Proxy, or their duly constituted substitutes, acting at the Annual Meeting, will be deemed authorized to vote or otherwise to act thereon in accordance with their judgment on such matters.

If the enclosed Proxy is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Each proposal, including the election of directors, will require the affirmative vote of a majority of the shares of common stock voting in person or by Proxy at the Annual Meeting.

Any stockholder executing a Proxy retains the power to revoke it at any time prior to the voting of the Proxy. It may be revoked by a stockholder personally appearing at the Annual Meeting and casting a contrary vote, by filing an instrument of revocation with the Secretary of the Company, or by the presentation at the Annual Meeting of a duly executed later dated Proxy.

VOTING

At the 2000 Annual Meeting, stockholders will consider and vote upon:

(1) The election of seven (7) directors;
(2) Amendment to the Certificate of Incorporation to increase authorized shares; and
(3) Such other matters as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on September 29, 2000, the record date for the Annual Meeting, are entitled to notice of and to vote at such meeting. Stockholders are entitled to one vote for each share of Common Stock on each matter to be considered at the Annual Meeting.

The Company's authorized capital stock currently consists of 50,000,000 shares of common stock, par value $.01 per share (the Common Stock), and 500,000 shares of preferred stock, par value $1.00 per share (the Preferred Stock). As of August 16, 2000, there were 42,907,109 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. At such date, our executive officers and directors were entitled to vote, or to direct the voting of 12,062,901 shares of Common Stock, representing 27.1% of the shares entitled to vote at the 2000 Annual Meeting. Unless otherwise specified, all share numbers and other share data have been adjusted to reflect all prior stock splits.

All shares represented by Proxy and all Proxies solicited hereunder will be voted in accordance with the specifications made by the stockholders executing such Proxies. If a stockholder does not specify how a Proxy is to be voted, the shares represented thereby will be voted: (1) FOR the election as directors of the seven (7) persons specified herein; and (2) FOR amendment of the Certificate of Incorporation to increase authorized shares; and (3) Upon other matters that may properly come before the Annual Meeting, in accordance with the discretion of the persons to whom the Proxy is granted.

STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS

The following table sets forth information as of August 16, 2000, concerning the equity ownership of those individuals who are known to be the beneficial owners, as defined in Rule 13d-3 of the Securities Exchange Act of 1934, of 5% or more of the Company's Common Stock, and by all of our directors and executive officers as a group:



                                                               Number of            Percentage
                                                             Shares                 of Shares
                           Name and Address of Beneficial    Beneficially           Outstanding
Title of Class           Owner                                   Owned                  (1)
                                                                 (1)

$.01 par value           Michael E. Henry,                   5,578,824              12.8%
Common Stock             Vicki Jo Henry                      (2)
                         and JKHY Partners
                         663 Highway 60
                         Monett, MO

                         Jerry D. Hall                       2,846,834              6.6%
                         663 Highway 60                      (3)
                         Monett, MO

                         All directors and executive          12,062,901            27.1%
                         officers as a group (8 persons)     (4)



(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as noted below. With respect to shares held in the Company's 401(k) Employee Stock Ownership Plan (the 401(k) ESOP), a participant has the right to direct the voting and disposition of shares allocated to his account.

(2) Reflects information in filings with the SEC by Michael E. Henry, his sister Vicki Jo Henry and JKHY Partners, their family partnership. Michael E. Henry separately may be deemed to beneficially own 5,578,824 shares, including 74,418 shares held individually, 32,356 shares allocated to his 401(k) ESOP account, 680,000 shares currently acquirable by exercise of outstanding stock options, 2,845,000 shares held by the Partnership, 1,647,050 shares held in a living trust and 300,000 shares held by the Henry Family Limited Partnership, both established by his mother, Eddina F. Mackey. Michael E. Henry may be deemed to share beneficial ownership in the shares held by the JKHY Partners, by the Eddina F. Mackey Trust and by the Henry Family Limited Partnership because he has been granted proxies to vote such shares. Vicki Jo Henry does not beneficially own any shares of common stock in her individual capacity and her business address is 6851 South Holly Circle, Suite 270, Englewood, Colorado, 80112. The business address of Michael E. Henry and the Partnership is reflected in the table.

(3) Includes 97,072 shares held in the Company's 401(k) ESOP for Mr. Hall's account.

(4) Includes 1,536,600 shares which are or will be acquirable within 60 days under outstanding stock options, and 290,727 shares held in the Company's 401(k) ESOP for the accounts of all executive officers and directors as a group.

                                 PROPOSAL 1

                            ELECTION OF DIRECTORS

PROCEDURE

At the meeting, the stockholders will elect seven (7) directors to hold office for one-year terms ending at the 2001 Annual Meeting of Stockholders or until their successors are elected and qualified. The Board of Directors has nominated the Company's seven (7) current directors for reelection at the Annual Meeting.

The stockholders are entitled to one vote per share on each matter submitted to vote at any meeting of the stockholders. Unless contrary instructions are given, the persons named in the enclosed Proxy or their substitutes will vote "FOR" the election of the nominees named below.

Each of the nominees has consented to serve as director for a one-year term. However, if any nominee at the time of election is unable to serve or is otherwise unavailable for election, and as a result other nominees are designated by the Board of Directors, the persons named in the enclosed Proxy or their substitutes intend to vote for the election of such designated nominees.

NOMINEES FOR ELECTION

The directors and nominees for election as directors of the Company, as well as certain information about them, are as follows:

                                                                        Number of       Percentage of Shares
                            Position with                          Shares Beneficially     Outstanding (1)
            Name            Company               Director Since        Owned (1)

Michael E.                  Chairman, Chief     1986              5,578,824             12.8%
Henry                       Executive Officer                     (2)
                            and Director

Michael R. Wallace          President, Chief    1991                739,795               1.7%
                            Operating Officer                     (3)
                            and Director

John W. Henry               Vice Chairman,      1977                1,813,429            4.2%
                            Senior Vice                           (4)
                            President and
                            Director


Jerry D. Hall               Executive Vice      1977              2,846,834             6.6%
                            President and                         (5)
                            Director



James J. Ellis              Director            1985              275,840               *
                                                                  (6)

Burton O. George            Director            1987              167,010               *
                                                                  (6)

George R. Curry             Director            1989              348,798               *
                                                                  (6)

*Less than 1%

(1) Information is set forth as of August 16, 2000. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as noted below. With respect to shares held in the Company's 401(k) Employee Stock Ownership Plan (the 401(k) ESOP), a participant has the right to direct the voting and disposition of shares allocated to his account.

(2)    See Stock Ownership of Certain Stockholders - Footnote (3), above.

(3) Includes 580,000 shares currently acquirable by exercise of outstanding options and 63,247 shares held in the Company's 401(k) ESOP for Mr. Wallace's account.

(4) Includes 1,729,128 shares held individually and 84,301 shares held in the Company's 401(k) ESOP for Mr. Henry's account.

(5) Includes 97,072 shares held in the Company's 401(k) ESOP for Mr. Hall's account.

(6) Includes 75,000 shares that are currently acquirable by exercise of outstanding stock options.

The following information relating to the Company's directors and nominees for director, all of whom are United States citizens, is with respect to their principal occupations and positions during the past five years:

MICHAEL E. HENRY, AGE 39, CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND DIRECTOR. Mr. Henry, the son of John W. Henry and a director of the Company since 1986, has served as Chairman of the Board and Chief Executive Officer since October, 1994. He previously served as Vice Chairman and Senior Vice President since 1993. Previous to that he served as Manager of Research and Development since 1983. He joined the Company in 1979.

MICHAEL R. WALLACE, AGE 38, PRESIDENT, CHIEF OPERATING OFFICER AND DIRECTOR. Mr. Wallace, a director of the Company since 1991, has served as President since 1993 and as the Chief Operating Officer since October, 1994. He previously served as Manager of Installation Services since 1986. He joined the Company in 1981.

JOHN W. HENRY, AGE 65, VICE CHAIRMAN, SENIOR VICE PRESIDENT AND DIRECTOR. Mr. Henry, a founder and principal stockholder of the Company, has served as Vice Chairman since October, 1994. He previously served as Chairman of the Board from 1977 through 1994. He also has been a director since the Company's incorporation in 1977. He previously served as Chief Executive Officer from 1977 through 1988 and as President until 1989.

JERRY D. HALL, AGE 57, EXECUTIVE VICE PRESIDENT AND DIRECTOR. Mr. Hall, a principal stockholder of the Company, has served as Executive Vice President since October, 1994. He previously served as Chief Executive Officer from 1990 through 1994. He also has been a director since the Company's incorporation in 1977. He previously served as President from 1989 through 1993 and as Vice President-Operations from 1977 through 1988.

JAMES J. ELLIS, AGE 67, DIRECTOR. Mr. Ellis, a director of the Company since 1985, has been Managing Partner of Ellis/Rosier Financial Services since 1992. Mr. Ellis served as general manager of MONY Financial Services, Dallas, Texas, from 1979 until his retirement in 1992. Mr. Ellis also serves as a director of Merit Medical Systems, Inc.

BURTON O. GEORGE, AGE 73, DIRECTOR. Mr. George, a director of the Company since 1987, is retired. He previously had been in the banking business since 1958, and most recently served as Chairman of the Board and Chief Executive Officer of First National Bank of Berryville, Berryville, Arkansas from 1985 through 1989.

GEORGE R. CURRY, AGE 75, DIRECTOR. Mr. Curry, a director of the Company since 1989, is Chairman of Central Bank, Lebanon, Missouri, with which he has been affiliated since 1949, as well as President of Central Shares, Inc , a bank holding company.
              THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors held seven (7) meetings during the last fiscal year. The Board maintains an Audit Committee and a Compensation Committee of which Messrs. Curry, George and Ellis are members. The Board does not maintain a standing Nominating Committee. Each director attended at least 75% of all meetings of the Board of Directors and all committees on which they served, except Mr. Hall who missed two Board meetings due to illness.

The Compensation Committee establishes and reviews the compensation and benefits of the Executive Officers, considers incentive compensation plans for our employees and carries out duties assigned to the Committee under our stock option plans and our employee stock purchase plan. The Audit Committee makes recommendations to the Board regarding the selection and retention of an independent auditor, reviews the scope and results of the audit with the independent auditor and management, reviews and evaluates our audit and control functions, and regularly reviews regulatory compliance matters pertaining to our outsourcing services and business recovery operations. The Audit Committee operates under a written Audit Committee Charter that has been adopted by the Board of Directors. The Audit Committee met eleven 11 times and the Compensation Committee met once during the last fiscal year.

DIRECTORS COMPENSATION

The directors who are employed by the Company do not receive any separate compensation for service on the Board of Directors. Each non-employee director receives $1,200 for each meeting attended and is reimbursed for out-of-pocket expenses incurred in attending such meetings. Under the 1995 Non-Qualified Stock Option Plan, each non-employee director is also compensated by the annual grant of non-statutory stock options to purchase 15,000 shares of Common Stock, subject to an overall grant limitation under the plan of 150,000 shares to each individual director.

                 EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The executive officers and significant employees of the Company, as well as certain biographical information about them, are as follows:









                                                          Officer/
                                                          Significant
Name                       Position with Company          Employee Since

Michael E. Henry           Chairman of the Board and          1983
                           Chief Executive Officer

Michael R. Wallace         President and                      1991
                           Chief Operating Officer

John W. Henry              Vice Chairman and Senior
                           Vice President                     1977

Jerry D. Hall              Executive Vice President           1977

Terry W. Thompson          Vice President,                    1990
                           Chief Financial Officer
                           and Treasurer

Marguerite P. Butterworth  Vice President                     1993

Tony L. Wormington         Vice President                     1998



The following information is provided regarding the executive officers and significant employees not already described herein, all of whom are United States citizens:

TERRY W. THOMPSON, AGE 50, VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER. Mr. Thompson has served as Vice President, Chief Financial Officer and Treasurer of the Company since 1990. Mr. Thompson beneficially owns 291,461 shares of Common Stock, including 13,751 shares held in the Company's 401(k) ESOP for Mr. Thompson's account and 51,600 shares that are currently acquirable by exercise of outstanding options.

MARGUERITE P. BUTTERWORTH, AGE 52, VICE PRESIDENT. Ms. Butterworth has served as Vice President since February of 1993. Ms. Butterworth joined the Company in 1983 and has been Hardware Manager since 1984. Ms. Butterworth beneficially owns 244,153 shares of Common Stock, including 28,781 shares held in the Company's 401(k) ESOP for Ms. Butterworth's account and 110,000 shares that are currently acquirable by exercise of outstanding options.

TONY L. WORMINGTON, AGE 38, VICE PRESIDENT. Mr. Wormington has served as Vice President since October 1998. Mr. Wormington joined the Company in 1980 and has served as Research and Development Manager since 1993. Mr. Wormington beneficially owns 388,291 shares of Common Stock, including 68,571 shares held in the Company's 401(k) ESOP for Mr. Wormington's account and 110,000 shares that are currently acquirable by exercise of outstanding options.


           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company is required to identify any director or officer who failed to timely file with the Securities and Exchange Commission a report required under Section 16(a) of the Securities Exchange Act of 1934 relating to ownership and changes in ownership of the Company's common stock. The required reports consist of initial statements on Form 3, statements of changes on Form 4 and annual statements on Form 5. During the fiscal year ended June 30, 2000, there were no delinquent filings.


                            EXECUTIVE COMPENSATION

The following table sets forth certain information with regard to the compensation paid to the Chief Executive Officer and to the Company's other four most highly compensated executive officers for the three years ended June 30, 2000.

SUMMARY COMPENSATION TABLE


                                             Annual Compensation

Name and Principal Position     Year            Salary            Bonus                  Long-Term Compensation
                                                                                         Shares underlying
                                                                                         Options (2)

Michael E. Henry                2000            $247,647          $ 5,000                 100,000
Chairman and Chief Executive    1999             205,800            5,000                 100,000
Officer                         1998             205,000            5,000                      -


Michael R. Wallace              2000             247,647            5,000                 100,000
President and Chief Operating   1999             205,800            5,000                 100,000
Officer                         1998             205,000            5,000                      -


John W. Henry                   2000             103,200            5,000                      -
Vice Chairman and Senior Vice   1999             103,200            5,000                      -
President                       1998             102,400            5,000                      -

Jerry D. Hall Executive Vice    2000             103,200            5,000                      -
President                       1999             103,200            5,000                      -
                                1998             135,733            5,000                      -





Terry W. Thompson Vice          2000             139,133            5,000                  20,000
                                                                                               -
President, Chief Financial      1999             120,271            5,000                  20,000
Officer, Treasurer              1998             104,166           15,000





(1) Includes corporate 401(k) matching contribution of $5,000 for each executive officer in each period.
(2)                                          Adjusted for stock splits.


The following tables set forth information with respect to stock options granted to and exercised by the executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 2000, together with the number of options outstanding as of such date. Data, as appropriate, have been adjusted for stock splits.

OPTION GRANTS IN FISCAL 2000



Option Grants in Last Fiscal Year

                       Number of       Percent of                                   Value at Assumed
                       Shares          Total                                        Annual Rates of
                       underlying      Options                                      Stock Price
                       Options         Granted to                                   Appreciation for
Name                   Granted         Employees in                                 Option Term (1)
                                       Fiscal Year

                                                     Exercise     Expiration Date
                                                     Price


                                                                                    5%                  10%



Michael E. Henry       100,000          3.4%          20.08       08/24/09          $1,262,820          $3,200,235

Michael R. Wallace     100,000          3.4%          20.08       08/24/09          $1,262,820          $3,200,235

Terry W. Thompson
                        20,000          0.7%          33.75       04/04/10             424,503          1,075,776

_____________________________

(1) The amounts in these columns are required to be disclosed by the SEC at rates set by regulation and are not intended to forecast possible future appreciation of our stock or amounts that may ultimately be realized upon exercise. We have chosen not to use an alternative formula for grant date valuation.

AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND JUNE 30, 2000 OPTION VALUES







                                                   Number of Shares            Value of Unexercised
                                                   Underlying Unexercised      In-the-Money
                                                   Options at 6/30/99          Options at 6/30/00

                     Shares
                     Acquired
                     on            Value
Name                 Exercise     Realized   Exercisable  Unexercisable   Exercisable       Unexercisable

Michael E. Henry        --           --          680,000         --        $27,534,687                --

Michael R. Wallace  40,000     $967,950          580,000         --         22,760,521                --

Terry W. Thompson    1,500      37,688            51,600     20,000          2,073,650           327,500








                        COMPENSATION COMMITTEE REPORT

The Company's executive officer compensation program is administered and reviewed by the Compensation Committee. The Compensation Committee consists of three independent, non-employee directors of the Company. There was no insider participation on the Compensation Committee.

The objectives of our executive officer compensation program are to:

    Encourage continuation of JHA's entrepreneurial spirit;

    Attract and retain highly qualified and motivated executives; and

    Encourage esprit de corps and reward outstanding performance.

In meeting the foregoing objectives, the Compensation Committee strives for the interests of management and stockholders to be the same - the maximization of stockholder value. The components of the executive compensation program which are employed by the Committee to meet these goals include base salary, discretionary bonuses, and stock options.

Salaries and bonuses are established at levels to compensate for the position held and contributions made by each executive. Recommendations regarding bonuses and increases in salary are based upon subjective evaluations of each individual's performance and contribution.

Longer term incentives are provided by the award of stock options because the ultimate value of options granted will be determined by long-term growth in the Company stock price. Awards of options are believed to help focus executives attention on managing the Company from the perspective of an owner with an equity stake in the business. This component of executive compensation is provided through the 1996 Stock Option Plan, under which the executive officers, and all other employees of the Company and its subsidiaries, are eligible to receive options. The Committee has discretion to designate optionees and to determine the terms of the options granted. However, option prices shall be fixed at not less than 100% of fair market value of the stock at the date of grant, and options may not be exercisable more than ten years after the date of grant.

In employing the foregoing three elements of compensation, the Compensation Committee considers the experience, prior compensation levels, personal performance, number and value of previously granted options, and other subjective factors relating to each individual and seeks to optimize the balance between base salary, short-term and long-term incentives.

The base salary of Chief Executive Officer, Michael E. Henry, was increased by approximately 20% this year due to his exemplary performance, and 100,000 options were granted as a longer-term incentive.

The Compensation Committee notes that there is a $1,000,000 cap on the income tax deduction which may be taken with respect to any individual officer's compensation. While current cash compensation paid to our executive officers is substantially less than the cap, the ultimate value of stock options is not now known, and thus the cap may be important in some future year. The cap has been considered by the Committee and we intend to take the steps necessary to conform the Company's compensation structure to comply with the cap if the issue arises in a future period.

                        George R. Curry
                        Burton O. George
                        James J. Ellis
                        Members of the Compensation Committee


                          COMPANY PERFORMANCE

The following graph presents a comparison for the five-year period ended June 30, 2000, of the market performance of the Company's common stock with the S & P 500 Index and an index of peer companies selected by the Company:

The following information depicts a line graph with the following values:



           JKHY    Peer     S&P 500
                   Group

    1995      100     100      100

    1996   234.89  128.39      126

    1997   253.56  145.94   169.72

    1998   362.43  165.55   220.91

    1999   416.79  191.97   271.18

    2000  1071.77   210.4   290.84




This comparison assumes $100 was invested on July 1, 1995, and assumes reinvestments of dividends. Total returns are calculated according to market capitalization of peer group members at the beginning of each period.
 Peer companies selected are in the business of providing specialized computer software, hardware and related services to financial institutions and other businesses. Companies in the peer group are Banctec, Bisys Group, Elite Information, Cerner Corp., Crawford & Co., Electronic Arts, First Data, Fiserv, Keane, National Data, PC Quote, Primark, Rainbow Technology, SEI Investments and Sterling Software.




                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended June 30, 2000 the Company paid $1,165,419 to Group VI InterMedia, LLC for graphic design and printing services. Group VI InterMedia, LLC is owned by Christopher Harding and Vicki Jo Henry who are husband and wife. Vicki Jo Henry is the daughter of John W. Henry, Director and Senior Vice President of the Company and the sister of Michael E. Henry, Chairman of the Board and Chief Executive Officer of the Company. Vicki Jo Henry is also a general partner in JKHY Partners, a family partnership which owns 6.6% of the common stock of the Company. The Company believes that the rates and charges incurred in its transactions with Group VI InterMedia, LLC are reasonable and competitive with other graphic design and printing providerss.
















                                  PROPOSAL 2

     AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES

DESCRIPTION OF THE PROPOSED AMENDMENT AND VOTE REQUIRED.

On August 24, 2000 the Board of Directors unanimously adopted a resolution approving a proposal to amend Article 5.1 of the Company's Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 50,000,000 to 250,000,000 shares. The amendment will not effect the authorized number of Preferred Stock, which remains 500,000 shares. The Board of Directors determined that the amendment is advisable and directed that it be considered at the Annual Meeting of the Stockholders to be held October 31, 2000. The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the proposed amendment.

The full text of the proposed amendment to the Certificate of Incorporation is as follows:

  5.1. The total number of shares which the Corporation shall have authority to issue is 250,500,000 shares, which shall consist of two classes. One class, designated "common stock," shall consist of 250,000,000 shares, each of which shall have a par value of $.01 per share. The other class, designated "preferred stock," shall consist of 500,000 shares, each of which shall have a par value of $1.00 per share.

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON
STOCK.

The purpose of the proposed amendment is to make additional shares of Common Stock available for issuance. The additional authorized shares will be available for future corporate purposes including, but not limited to, stock splits and dividends, acquisitions, compensation plans, dividend reinvestment plans and public offerings. There is no current plan to issue any of the shares proposed for authorization. Unless otherwise required by contract, NASDAQ rule, any regulatory authority or by-law, the Company has no plans to solicit further authorization from the stockholders prior to the future issuance of these shares.

The proposed amendment increases the number of shares of Common Stock which the Company is authorized to issue from 50,000,000 to 250,000,000. The additional 200,000,000 shares will be a part of the existing class of Common Stock and, if and when issued, will have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The holders of Common Stock of the Company are not entitled to preemptive rights or cumulative voting.

If the proposed amendment is adopted, there would be approximately 200,000,000 authorized shares that are not outstanding, reserved for issuance or held in the treasury of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE
AMENDMENT.   PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR
THE PROPOSED AMENDMENT UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.



                             INDEPENDENT AUDITORS

Deloitte & Touche LLP, certified public accountants, served as independent auditors for the Company for the year ended June 30, 2000. The Company has not selected its auditors for the current year, because the Company does not select its auditors until after the final Audit Committee meeting on the prior year's examination is held. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

                            STOCKHOLDER PROPOSALS

Stockholders who intend to present proposals at the 2001 Annual Meeting of Stockholders must submit their proposals to the Company's Secretary on or before May 23, 2001.

                       COST OF SOLICITATION AND PROXIES

Proxy solicitation is being made by mail, although it may also be made by telephone, telegraph or in person by officers, directors and employees of the Company not specifically engaged or compensated for that purpose. The Company will bear the entire cost of the Annual Meeting, including the cost of preparing, assembling, printing and mailing the Proxy Statement, the Proxy and any additional materials furnished to stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians for forwarding to the beneficial owners of shares held of record by them and, upon their request, such persons will be reimbursed for their reasonable expenses incurred in completing the mailing to such beneficial owners.

                             FINANCIAL STATEMENTS

Financial statements of the Company are contained in the 2000 Annual Report on Form 10-K which accompanies this Proxy Statement, and are incorporated herein by reference.

                                OTHER MATTERS

The Board of Directors knows of no matters that are expected to be presented for consideration at the 2000 Annual Meeting which are not described herein. However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon in accordance with their best judgment.
By Order of the Board of Directors

/s/ Michael E. Henry

Michael E. Henry
Chairman of the Board

Monett, Missouri
September 25, 2000

A copy of the Company's Annual Report on Form 10-K is included herewith. Exhibits to Form 10-K, listed on pages 41-43 thereof, have been omitted. The Company will furnish a copy of any exhibit subject to charge upon written request directed to Terry W. Thompson, Chief Financial Officer, Jack Henry &

Associates, Inc., 663 Highway 60, Post Office Box 807, Monett, Missouri, 65708.





PROXY CARD

JACK HENRY & ASSOCIATES, INC.                THIS PROXY IS SOLICITED
663 HIGHWAY 60                               ON BEHALF OF THE BOARD OF
P.O. BOX 807                                 DIRECTORS
MONETT, MISSOURI 65708                       The undersigned hereby appoints
                                             Michael E. Henry and Michael R.
                                             Wallace as Proxies, each with the
                                             power to appoint his or her
                                             substitute, and hereby authorizes
                                             them to represent and to vote, as
                                             designated below, all the shares
                                             of common stock of Jack Henry &
                                             Associates, Inc. held of record by
                                             the undersigned on September 29,
                                             2000, at the annual meeting of
                                             shareholders to be held on October
                                             31, 2000 or any adjournment
                                             thereof.

1.  ELECTION OF DIRECTORS


    FOR ALL NOMINEES LISTED BELOW           WITHHOLD AUTHORITY
     (Except as marked to the               to vote for all nominees listed
      contrary below)                       below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

J. Henry, J. Hall, M. Henry, J. Ellis, B. George, G. Curry, M. Wallace

2. PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES - from 50 million to 250 million common shares.


     FOR            AGAINST              ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1 and 2.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    DATED                      ,2000



    Signature



    Signature if held jointly

    PLEASE MARK SIGN DATE AND RETURN THE PROXY
    CARD PROMPTLY USING THE ENCLOSED ENVELOPE